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                                                                     EXHIBIT 3.1


     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)

                           ARTICLES OF INCORPORATION
                                       OF

                      JUPITER TELECOMMUNICATIONS CO., LTD.

                          CHAPTER I. GENERAL PROVISIONS

ARTICLE 1. CORPORATE NAME

The name of the Company shall be "KABUSHIKI KAISHA
JYUPITATEREKOMU", which shall be expressed in English as "JUPITER
TELECOMMUNICATIONS CO., LTD."

ARTICLE 2. BUSINESS OBJECTIVES

The objectives and purposes of the Company shall be to engage in the following businesses and services:

1. Cable television broadcasting service and cable radio broadcasting service;

2.    Telecommunication service under the Telecommunications Law;

3. Consigned broadcasting service under the Broadcasting Law and supply of programs through telecommunication satellites;

4. Design, constructing and maintenance of cable television broadcasting facilities and telecommunications facilities;

5. Development, sales, lease and repair of machinery and tools and software relating to cable television broadcasting and telecommunications;

6.    Acting as advertisement agency;

7.    Publication and sale of publications;

8.    Channel lease of cable television broadcasting facilities;

9. Renting studios for audio and video recording and any incidental equipment;

10.   Guidance and training of broadcasting engineers;
      development and sale of broadcasting technology;

11. Import and export of films and videotapes for broadcast by TV;

12. Investment in corporations engaged in the businesses and services set forth above and consulting with regard to such businesses and services; and;

13. All other businesses and services incidental and related to those set forth above.

ARTICLE 3. LOCATION OF HEAD OFFICE

The Company shall have its head office in Toshima-ku, Tokyo, Japan.

ARTICLE 4. METHOD OF PUBLIC NOTICE

All public notices by the Company shall be made in the "NIHON KEIZAI SHINBUN".

                               CHAPTER II. SHARES

ARTICLE 5. TOTAL NUMBER OF SHARES

The total number of shares authorized to be issued by the Company shall be 15,000,000 shares.
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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)



ARTICLE 6. PAR VALUE OF SHARES

All par value shares to be issued by the Company shall have a par value of
(Y)50,000 per share.

ARTICLE 7. SPECIAL EXCEPTION TO SUBSCRIPTION RIGHT

[1] The Company may grant to its Directors or employees the subscription right for shares as provided for in Article 280-19 of the Commercial Code.

[2] The Company may grant subscription rights of new shares pursuant to the provision under Article 11-5-2 of the New Business Creation Promotion Law.

ARTICLE 8. RIGHTS OF HOLDERS OF FRACTIONAL SHARES

(1) The holders of fractional shares in the Company shall be entitled to dividends and cash distributions as set forth in Article 293-5 of the Commercial Code (hereinafter referred to as "Interim Dividends").

(2) In addition to the preceding paragraph, the holders of fractional shares shall also be entitled to receive new shares, convertible bonds and/or bonds with warrants to subscribe for new shares if the same is offered to shareholders (as used herein, this term includes beneficial shareholders) upon resolution of the Board of Directors.

ARTICLE 9. NON-ISSUANCE OF CERTIFICATES FOR FRACTIONAL SHARES

The Company shall issue no certificate for fractional shares.

ARTICLE 10. SHARE HANDLING RULES

The denomination of share certificates to be issued by the Company, registration of transfers of shares, handling of requests for purchase of fractional shares and any other procedures for shares and fractional shares, as well as fees and charges therefor, shall be governed by the Share Handling Rules established by the Board of Directors.

ARTICLE 11. TRANSFER AGENT

(1) The Company shall have a transfer agent for its shares and fractional shares.

(2) The transfer agent and its place of business shall be designated by resolution of the Board of Directors.

(3) The shareholders' register (as used herein, this term includes the register of beneficial shareholders) and the register of fractional shares of the Company shall be kept at the place of business of the transfer agent, and any clerical matters for shares and fractional shares, such as registration of transfers of shares, registration of pledges, recordation of trust assets, delivery of share certificates, acceptance of notifications and requests for purchase of fractional shares, shall be handled by the transfer agent and not directly by the Company.
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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)



ARTICLE 12. RECORD DATE

(1) The Company shall regard those shareholders whose names have been entered in the last shareholders' register as at the closing of accounts of each year as the shareholders entitled to exercise their rights at the ordinary general meeting of shareholders held with respect to the closing of accounts for the year.

(2) In addition to the preceding paragraph, the Company may temporarily fix a record date by giving prior public notice if so required to determine those entitled to exercise their right as shareholders, registered pledgees or holders of fractional shares.

          CHAPTER III. GENERAL MEETINGS OF SHAREHOLDERS

ARTICLE 13. TIME OF CONVOCATION

An ordinary general meeting of shareholders of the Company shall be convened within three (3) months from the day next following the date of the closing of accounts of each year and an extraordinary general meeting of shareholders shall be convened from time to time whenever necessary.

ARTICLE 14. CONVENER AND CHAIRMAN

The general meetings of shareholders shall be convened by the Chairman, and he shall act as chairman at such meetings. Should the Chairman be unable to act, the President shall act in his place, if the President is inable to act, another Director, by order determined in advance by the Board of Directors, shall act in his place.

ARTICLE 15. REQUIREMENT FOR ORDINARY RESOLUTIONS

Except as otherwise provided by law, regulation or these Articles of Incorporation, all resolutions of a general meeting of shareholders shall be adopted by a majority of the votes of the shareholders present at such meeting.

ARTICLE 16. EXERCISE OF VOTING RIGHT BY PROXY

Any shareholder may exercise his/her voting right by appointing, as its proxy, another shareholder having voting rights in the Company. In such case, the proxy shall be required to submit to the Company a document evidencing his/her power of representation.

ARTICLE 17. MINUTES

The substance of he proceedings of the general meetings of shareholders and the results thereof must be recorded in the minutes of the meetings, and the chairman and the Directors present must sign, and affix their seals to these minutes.

           CHAPTER IV. DIRECTORS AND BOARD OF DIRECTORS

ARTICLE 18. ELECTION

(1) Not less than three (3) Directors shall be elected at a general meeting of shareholders.
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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)



(2) The election of Directors shall be resolved by a majority of the votes of the shareholders present who hold and represent one-third (1/3) or more of the total number of shares issued and outstanding.

(3)   The election of Directors shall not be by cumulative voting.

ARTICLE 19. TERM OF OFFICE OF DIRECTORS

(1) The term of office of each Director shall expire upon the close of the ordinary general meeting of shareholders in respect of the last of the fiscal years ending within two (2) years after their assumption of office.

(2) The term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the unexpired term of office of the other Directors then in office.

ARTICLE 20. REPRESENTATIVE DIRECTORS AND EXECUTIVE DIRECTORS

(1) By resolution of the Board of Directors, some of the Representative Directors shall be appointed to represent the Company.

(2) By resolution of the Board of Directors, a Chairman of the Board of Directors, a President and a certain number of Vice-Chairman, Executive Vice-Presidents, Senior Managing Directors and Managing Directors may be appointed.

ARTICLE 21. MEETINGS OF THE BOARD OF DIRECTORS

(1) A meeting of the Board of Directors shall be convened by the Chairman, and he shall act as chairman at such meeting. If the Company does not have a Chairman or if the Chairman is unable to act, the President shall act in his place; if the President is unable to act, another Director, by order determined in advance by the Board of Directors, shall act in his place.

(2) A notice of a meeting of the Board of Directors shall be sent to each Director and Statutory Auditor two (2) weeks prior to the date of the meeting, provided that this period may be shortened in case of urgent necessity.

(3) The management of and other matters for the Board of Directors shall be governed by the Rules of the Board of Directors established by the Board of Directors.

ARTICLE 22. REMUNERATION

The amount of remuneration and retirement allowance to be paid to Directors shall be determined by the resolution of a general meeting of shareholders.

  CHAPTER V. CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

ARTICLE 23. ELECTION OF CORPORATE AUDITORS

(1) Not less than three (3) Corporate Auditors shall be elected at a general meeting of shareholders.
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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)



(2) The election of Corporate Auditors shall be resolved by a majority of the votes of the shareholders present who hold and represent one-third (1/3) or more of the total number of shares issued and outstanding.

ARTICLE 24. TERM OF OFFICE OF CORPORATE AUDITORS

(1) The term of office of Corporate Auditors shall expire upon the close of the ordinary general meeting of shareholders in respect of the last of the fiscal years ending within three (3) years after their assumption of office.

(2) The term of office of a Corporate Auditor elected to fill a vacancy shall be the unexpired term of his predecessor.

ARTICLE 25. FULL-TIME CORPORATE AUDITORS

(1) The Corporate Auditors shall elect from among themselves one (1) or more full-time Auditors.

(2) The Corporate Auditors may elect from among themselves standing Statutory Auditor(s).

ARTICLE 26. MEETING OF BOARD OF CORPORATE AUDITORS

(1) A notice of a meeting of the Board of Corporate Auditors shall be sent to each Corporate Auditor two (2) weeks prior to the date of the meeting, provided that this period may be shortened in case of urgent necessity.

(2) The management of and other matters for the Board of Corporate Auditors shall be governed by the Rules of the Board of Corporate Auditors established by the Board of Corporate Auditors.

ARTICLE 27. REMUNERATION

The amount of remuneration and retirement allowance to be paid to Corporate Auditors shall be determined by the resolutions of a general meeting of shareholders.

                             CHAPTER VI. ACCOUNTING

ARTICLE 28. BUSINESS YEAR

The business year of the Company shall be from January 1 of each year through December 31 of the same year, and its accounts shall be closed at the end of each business year.

ARTICLE 29. DIVIDENDS

Dividends may be paid to the shareholders or registered pledgees whose names have been entered in the shareholders' register and to the holders of fractional shares whose names have been entered in the register of fractional shares, as at the closing of accounts of each fiscal year.

ARTICLE 30. INTERIM DIVIDENDS
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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)


The Company may, subject to resolution of the Board of Directors, make interim dividends to the shareholders or registered pledgees whose names have been entered in the last shareholders' register and to the holders of fractional shares whose names have been entered in the register of fractional shares, as of June 30 of each year.

ARTICLE 31. TIME OF CONVERSION OF CONVERTIBLE BONDS

The initial dividends or interim dividends on shares issued upon conversion of convertible bonds shall be paid as though conversion occurred on January 1, if the request for conversion is made during the period from January 1 to June 30, or as though conversion occurred on July 1, if the request for conversion is made during the period from July 1 to December 31.

ARTICLE 32. PRESCRIPTION TIME FOR PAYMENT OF DIVIDENDS

If receipt of any dividends and/or interim dividends has not been made after the lapse of three (3) full years from the date of commencement of payment, the Company shall be exempt from the obligation to make such payment.

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                                 REPRESENTATION

     The undersigned certifies that the foregoing is a fair and accurate English translation of the original Japanese language document.




                                   /s/ Tsunetoshi Ishibashi
                                   _______________________________________
                                   Tsunetoshi Ishibashi
                                   Chairman